Exhibit 23.4

CONSENT OF QUALIFIED THIRD-PARTY FIRM

MINING PLUS US CORPORATION

November 3, 2023

Re: Form S-8 Registration Statement to be filed by McEwen Mining Inc. (the “Company”)

I, Peter Lock, on behalf of Mining Plus US Corporation, consent to:

•	the incorporation by reference of any estimates of reserves or mineralized material and other analyses performed by us in our capacity as an independent consultant to McEwen Mining Inc. (“the Company”), which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, (the “Form 10-K”) which is incorporated by reference in this Registration Statement on Form S-8 filed by the Company with the SEC, and any amendments thereto (the “Form S-8”);

•	the use of the technical report titled, “SEC SK §229.1304 Technical Report on the San Jose Silver-Gold Mine Santa Cruz, Argentina” (the “Technical Report Summary”) that is current as of December 25, 2020, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission (the “SEC”), as an exhibit to and referenced in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed by the Company with the SEC, which is incorporated by reference in this Registration Statement on this Form S-8;

•	the use of and reference to our company name in the Form 10-K, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Technical Report Summary included in the Form 10-K, which is incorporated by reference in this Form S-8; and

•	the incorporation by reference of any extracts from, or summary of, the Technical Report Summary in the Form 10-K and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K that is incorporated by reference in this Form S-8.

We are responsible for authoring, and this consent pertains to, Sections 1, 2, 4, 7, 9, 10, 11, 12, 15, 16 and 19 of the Technical Report Summary. We certify that we have read the Form 10-K, which is incorporated by reference in this Form S-8, and that it fairly and accurately represents the information in the Technical Report Summary for which we are responsible.

Mining Plus US Corporation

By:	/s/ Peter Lock
Name:	Peter Lock
Title:	Mining Plus US Corporation